UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 4, 2007
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

46000 Center Oak Plaza	20166
Sterling, Virginia	(Zip Code)
(Address of principal executive offices)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.
On April 4, 2007, NeuStar, Inc. (the “Company”) provided guidance for the first quarter of 2007 and reaffirmed its guidance for the 2007 fiscal year. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The Company does not intend for the information contained in Item 2.02 of this Current Report on Form 8-K to be considered filed under the Securities Exchange Act of 1934 or incorporated by reference into future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934. The foregoing information is provided pursuant to Item 2.02, “Results of Operations and Financial Condition,” of Form 8-K.
Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)  On April 4, 2007, John Malone was removed as Senior Vice President, Sales and Business Development, of the Company. Mr. Malone’s employment with the Company will continue during a transition period through July 1, 2007. The Compensation Committee has authorized the continuation of Mr. Malone’s health insurance benefits for up to one year following his termination. A copy of the Company’s press release announcing Mr. Malone’s departure is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01.     Regulation FD Disclosure.
The information included in Item 2.02 of this Current Report is incorporated by reference into this Item 7.01.
The Company does not intend for the information contained in Item 7.01 of this Current Report on Form 8-K to be considered filed under the Securities Exchange Act of 1934 or incorporated by reference into future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934. The foregoing information is provided pursuant to Item 7.01, “Regulation FD Disclosure,” of Form 8-K.
Item 9.01.     Financial Statements and Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated April 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007	NEUSTAR, INC.
	By:	/s/ Jeffrey E. Ganek
		Name:	Jeffrey E. Ganek
		Title:	Chairman of the Board of Directors and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release of NeuStar, Inc., dated April 4, 2007.

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